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EXHIBIT 21.1

SUBSIDIARIES OF INCYTE CORPORATION

Name	Jurisdiction of Organization
Incyte Corporation Ltd	England and Wales

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  EXHIBIT 21.1
SUBSIDIARIES OF INCYTE CORPORATION